POWER OF ATTORNEY




     KNOWN ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of COMSOUTH BANKSHARES, INC., a South Carolina corporation (hereinafter referred to as the "Company"), does hereby constitute and appoint Harry R. Brown and Arthur M. Swanson, respectively, and each of them severally, with full power of substitution, his true and lawful attorneys and agents (each to execute any and all instruments which said attorneys and agents or any of them may deem necessary or advisable to enable the Company to comply with the Securities Exchange Act of 1934, as amended (the "Act"), and any rules, regulations and requirements of the Securities and Exchange Commission (the "Commission") in respect thereof, in connection with the filing under the Act of the Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 1995, including all amendments thereto (the "Form 10-K"), and including specifically, but without limiting the generality of the foregoing, the power and authority to sign for and on behalf of the undersigned the name of the undersigned as officer and/or director of the Company to the Form 10-K filed with the Commission and to any instrument or document filed as a part of, as an exhibit to, or in connection with said Form 10-K; and the undersigned does hereby ratify and confirm as his own act and deed all that said attorneys and agents, and each of them, shall do or cause to be done by virtue thereof.

     IN WITNESS WHEREOF, the undersigned has subscribed these presents, this 1st day of February, 1996.


                                                    /s/W. Carlyle Blakeney, Jr.
                                                    /s/R. Lee Burrows, Jr.
                                                    /s/Mason R. Chrisman
                                                    /s/Charles R. Jackson
                                                    /s/J. Michael Kapp
                                                    /s/LaVonne N. Phillips
                                                    /s/John C. B. Smith, Jr.
                                                    /s/Arthur P. Swanson





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